Exhibit 99.1

Ventas Reports Eight Percent Increase in Third Quarter
to Record Normalized FFO of $1.12 Per Diluted Share

$1.1 Billion of Acquisitions Closed in Third Quarter

Company Increases 2014 Normalized FFO Guidance to $4.44 to $4.47 Per Diluted Share

$2.9 Billion HCT Acquisition on Track for Year-End Completion

CHICAGO--(BUSINESS WIRE)--October 24, 2014--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended September 30, 2014 increased eight percent to $332.8 million, from $307.2 million for the comparable 2013 period. Normalized FFO per diluted common share was $1.12 for the quarter ended September 30, 2014, an eight percent increase from $1.04 for the comparable 2013 period. Normalized FFO per share grew nine percent in the third quarter of 2014 over the third quarter of 2013, excluding non-cash items, computed on a consistent basis with prior periods. Weighted average diluted shares outstanding for the quarter increased slightly to 296.5 million, compared to 295.2 million in 2013.

“Our momentum to build the leading global brand in healthcare and senior living real estate is bolstered by our steady stream of accretive acquisitions. Our HCT acquisition is on track to close by year end and we have an active pipeline of investment opportunities,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “Our company, built on a balance between consistent superior growth and active enterprise management, continues to benefit from an aging population, a rapidly changing healthcare environment, and an increase in the number of insured individuals. With our record third quarter earnings, the continued expansion of our high-quality customer base, and our diverse, productive portfolio, we are pleased to increase our full-year guidance. Our team looks forward to continuing our long track record of excellence and success for our constituents.”

Ventas’s continued growth in normalized FFO per diluted common share is due primarily to the Company’s accretive investments, net of capital costs, and same-store growth from its high-quality, diverse portfolio.

Normalized FFO for the quarter ended September 30, 2014 excludes the net expense (totaling $28.7 million, or $0.10 per diluted share) from merger-related expenses and deal costs (including integration and transition-related costs), net losses on extinguishment of debt, non-cash changes in the fair value of financial instruments, costs relating to the re-audit of Ventas’s historical financial statements and non-cash amortization of other intangibles, partially offset by non-cash income tax benefit. Normalized FFO for the quarter ended September 30, 2013 excluded the net expense (totaling $3.5 million, or $0.01 per diluted share) from merger-related expenses and deal costs (including integration and transition-related costs) and amortization of other intangibles, partially offset by non-cash income tax benefit and net gains on extinguishment of debt.

Net income attributable to common stockholders for the quarter ended September 30, 2014 was $109.1 million, or $0.37 per diluted common share, including discontinued operations. Net income attributable to common stockholders for the quarter ended September 30, 2013 was $118.3 million, or $0.40 per diluted common share, including discontinued operations. This change in net income attributable to common stockholders compared to third quarter 2013 is primarily due to accretive investments, net of capital costs, and same-store growth in the Company’s portfolio and gains on the sale of real estate, more than offset by higher depreciation and amortization expense, merger-related expenses and deal costs, re-audit-related expenses, non-cash changes in the fair value of financial instruments and loss on extinguishment of debt.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended September 30, 2014 increased to $304.1 million, from $303.7 million in the comparable 2013 period. This increase in NAREIT FFO is due primarily to accretive investments, net of capital costs, and same-store growth in the Company’s portfolio, partially offset by higher merger-related expenses and deal costs, re-audit-related expenses, non-cash changes in the fair value of financial instruments and loss on extinguishment of debt. NAREIT FFO per diluted common share for the quarters ended September 30, 2014 and 2013 was $1.03.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

4.4 Percent Growth in Third Quarter 2014 NOI in 217 Same-Store Stabilized Communities Versus the Third Quarter of 2013 in Local Currency

At September 30, 2014, the Company’s seniors housing operating portfolio included 270 communities managed by Atria Senior Living, Inc. (“Atria”), Sunrise Senior Living, LLC (“Sunrise”) or Brookdale Senior Living Inc. (“Brookdale”). Third quarter 2014 Net Operating Income (“NOI”) after management fees for this portfolio (in local currency) totaled $132.2 million, an increase of 15 percent over the third quarter of 2013. Average unit occupancy for these 270 communities was 91.4 percent in the third quarter versus 90.3 percent for the 239 total managed seniors housing communities in the second quarter.

Same-store NOI in local currency after management fees grew 4.4 percent and revenue per occupied room (“REVPOR”) grew 2.5 percent in the 217 stabilized private pay seniors housing communities owned by the Company for the full third quarters of 2014 and 2013.

For the twelve stabilized communities located in Canada and managed by Sunrise, NOI in local currency after management fees was $7 million in the third quarter, a nine percent increase sequentially and a 2.9 percent increase over the third quarter of 2013.

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Investments and Dispositions

  In August 2014, Ventas completed its acquisition of 29 independent living communities located in Canada from Holiday Retirement (“Holiday”) for a purchase price of CAD 957 million. Atria began managing these communities at closing.
  Since July 1, 2014, Ventas made additional investments with existing customers having an aggregate purchase price of $259 million, excluding development and redevelopment projects and at a first-year cash NOI yield of nearly seven percent. Of these investments, $14 million closed after the end of the third quarter and $118 million were disclosed in the Company’s earnings release dated August 11, 2014.
  The Company currently has $188 million of development and redevelopment projects underway at an expected stabilized unlevered yield over eight percent.
  Since July 1, 2014, Ventas sold seven properties for $60 million and received loans receivable repayments of $53 million.
  The Company expects to close by year end its acquisition of American Realty Capital Healthcare Trust, Inc. (“HCT”) in a stock and cash transaction valued at approximately $2.9 billion. The transaction is expected to be funded with Ventas common stock valued at $67.13 per share (between $1.8 billion and $2.0 billion of the consideration), cash and the assumption of debt. However, this transaction remains subject to various conditions and there can be no assurances as to whether or, if so, when it will close.

Liquidity, Capital Raising and Balance Sheet

  In September 2014, Ventas issued and sold CAD 650 million aggregate principal amount of senior notes, with a weighted average interest rate of 3.5 percent and a weighted average maturity of 6.9 years.
  Currently, Ventas’s debt to total capitalization is 34 percent.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at September 30, 2014 was 5.8x.
  Currently, the Company has $1.8 billion of availability under its revolving credit facility and $70 million of cash on hand.

PORTFOLIO UPDATE AND ADDITIONAL INFORMATION

  Same-store cash NOI growth for the Company’s total portfolio (1,323 assets) was three percent in local currency for the quarter ended September 30, 2014 compared to the third quarter of 2013.
  Ventas was named a global sector leader in its peer group by the Global Real Estate Sustainability Benchmark (GRESB) for improving the energy efficiency of its seniors housing and medical office building portfolios, which also reduced property operating expenses. Additionally, Ventas ranked in the top half in the financial sector for the Carbon Disclosure Project (CDP).
  Robert F. Probst will join Ventas as Executive Vice President and Chief Financial Officer on October 27, 2014. He will also be a member of the Company’s executive leadership team and have responsibility for leading the Company’s accounting, treasury, capital markets, investor relations and information technology functions. He served as SVP and CFO for Beam, Inc. from 2008-2014.
  Melody C. Barnes was appointed as an independent member of the Ventas Board of Directors. She served as the Director of the White House Domestic Policy Council from 2009-2012 and currently is a Vice Provost of New York University.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS RAISES 2014 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $4.44 TO $4.47 WITHOUT HCT, WHICH IS EXPECTED TO CLOSE BY YEAR END

Ventas currently expects its 2014 normalized FFO per diluted share to range between $4.44 and $4.47, an increase from previously announced 2014 guidance of between $4.39 and $4.43 per diluted share. The Company’s improved guidance range constitutes approximately eight to nine percent per share growth in 2014, excluding non-cash items (projected to be $0.12 per diluted share), computed on a consistent basis with prior periods, and seven to eight percent on an as-reported basis. A reconciliation of the Company’s guidance, and the non-cash items, to the Company’s projected GAAP earnings is included in this press release.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions: all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company; full-year same-store NOI growth for the Company’s total portfolio of 3.5 to four percent; full-year 2014 NOI from its 270 managed seniors housing communities of between $512 million and $520 million; and no material changes to applicable foreign currency exchange rates.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods excludes the impact from the closing and funding of its pending acquisition of HCT. It also excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the financial impact of contingent consideration, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments, and (g) expenses related to the re-audit and re-review of the Company’s historical financial statements and related matters.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurances that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

THIRD QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (877) 415-3182 (or (857) 244-7325 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 61721309, beginning at approximately 2:00 p.m. Eastern Time and will remain for 35 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,500 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including the Company’s pending acquisition of HCT and investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and MOBs are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2014; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant or manager, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant or manager; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings; and (aa) the impact of expenses related to the re-audit and re-review of the Company’s historical financial statements and related matters. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013

Assets
Real estate investments:
Land and improvements	$1,937,888	$1,848,922	$1,867,146	$1,855,968	$1,856,739
Buildings and improvements	19,664,973	18,591,786	18,658,616	18,457,028	18,383,075
Construction in progress	116,975	93,629	71,862	80,415	79,172
Acquired lease intangibles	1,039,949	1,009,474	1,014,711	1,010,181	1,012,163
	22,759,785	21,543,811	21,612,335	21,403,592	21,331,149
Accumulated depreciation and amortization	(3,833,974)	(3,657,541)	(3,515,868)	(3,328,006)	(3,156,206)
Net real estate property	18,925,811	17,886,270	18,096,467	18,075,586	18,174,943
Secured loans receivable and investments, net	407,551	414,051	376,074	376,229	400,889
Investments in unconsolidated entities	88,175	89,423	90,929	91,656	91,531
Net real estate investments	19,421,537	18,389,744	18,563,470	18,543,471	18,667,363
Cash and cash equivalents	64,595	86,635	59,791	94,816	54,672
Escrow deposits and restricted cash	78,746	75,514	76,110	84,657	98,200
Deferred financing costs, net	64,898	63,399	59,726	62,215	55,242
Other assets	1,021,389	1,175,494	943,671	946,335	1,003,881
Total assets	$20,651,165	$19,790,786	$19,702,768	$19,731,494	$19,879,358

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,469,106	$9,602,439	$9,481,051	$9,364,992	$9,413,318
Accrued interest	69,112	56,722	61,083	54,349	62,176
Accounts payable and other liabilities	965,240	975,282	938,098	1,001,515	1,019,166
Deferred income taxes	361,454	256,392	252,499	250,167	248,369
Total liabilities	11,864,912	10,890,835	10,732,731	10,671,023	10,743,029

Redeemable OP unitholder and noncontrolling interests	163,080	169,292	160,115	156,660	171,921

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 294,359; 294,358; 294,346; 297,901; and 297,328 shares issued at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively	73,603	73,602	73,599	74,488	74,345
Capital in excess of par value	9,859,490	9,849,301	9,858,733	10,078,592	10,032,285
Accumulated other comprehensive income	16,156	26,255	18,464	19,659	21,293
Retained earnings (deficit)	(1,398,378)	(1,294,048)	(1,218,967)	(1,126,541)	(1,021,628)
Treasury stock, 32; 0; 3; 3,712; and 3,699 shares at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively	(2,075)	—	(162)	(221,917)	(221,203)
Total Ventas stockholders' equity	8,548,796	8,655,110	8,731,667	8,824,281	8,885,092
Noncontrolling interest	74,377	75,549	78,255	79,530	79,316
Total equity	8,623,173	8,730,659	8,809,922	8,903,811	8,964,408
Total liabilities and equity	$20,651,165	$19,790,786	$19,702,768	$19,731,494	$19,879,358

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2014 and 2013
(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Rental income:
Triple-net leased	$244,206	$218,698	$724,778	$644,403
Medical office buildings	116,598	114,779	346,711	335,472
	360,804	333,477	1,071,489	979,875
Resident fees and services	396,247	359,112	1,141,781	1,039,876
Medical office building and other services revenue	7,573	4,146	18,240	11,331
Income from loans and investments	14,043	14,448	39,435	45,284
Interest and other income	368	66	814	1,901
Total revenues	779,035	711,249	2,271,759	2,078,267
Expenses:
Interest	98,469	83,764	277,811	244,635
Depreciation and amortization	201,224	177,038	585,636	524,033
Property-level operating expenses:
Senior living	265,274	244,316	762,993	706,561
Medical office buildings	41,147	40,566	119,827	115,010
	306,421	284,882	882,820	821,571
Medical office building services costs	4,568	1,651	9,565	4,957
General, administrative and professional fees	29,466	28,659	93,638	84,757
Loss (gain) on extinguishment of debt, net	2,414	(189)	5,079	(909)
Merger-related expenses and deal costs	16,749	6,208	37,108	17,137
Other	15,229	4,353	25,321	13,325
Total expenses	674,540	586,366	1,916,978	1,709,506
Income before (loss) income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	104,495	124,883	354,781	368,761
(Loss) income from unconsolidated entities	(47)	110	549	533
Income tax benefit (expense)	1,887	2,780	(4,820)	13,100
Income from continuing operations	106,335	127,773	350,510	382,394
Discontinued operations	(259)	(9,174)	2,517	(36,164)
Gain on real estate dispositions	3,625	—	16,514	—
Net income	109,701	118,599	369,541	346,230
Net income attributable to noncontrolling interest	569	303	964	1,161
Net income attributable to common stockholders	$109,132	$118,296	$368,577	$345,069
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.43	$1.24	$1.30
Discontinued operations	(0.00)	(0.03)	0.01	(0.12)
Net income attributable to common stockholders	$0.37	$0.40	$1.25	$1.18
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.43	$1.23	$1.29
Discontinued operations	(0.00)	(0.03)	0.01	(0.12)
Net income attributable to common stockholders	$0.37	$0.40	$1.24	$1.17

Weighted average shares used in computing earnings per common share:
Basic	294,030	292,818	293,965	292,308
Diluted	296,495	295,190	296,411	294,788

Dividends declared per common share	$0.725	$0.67	$2.175	$2.01

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2014 Quarters			2013 Quarters
	Third	Second	First	Fourth	Third

Revenues:
Rental income:
Triple-net leased	$244,206	$242,726	$237,846	$232,873	$218,698
Medical office buildings	116,598	114,890	115,223	114,635	114,779
	360,804	357,616	353,069	347,508	333,477
Resident fees and services	396,247	374,473	371,061	366,129	359,112
Medical office building and other services revenue	7,573	4,367	6,300	6,478	4,146
Income from loans and investments	14,043	14,625	10,767	12,924	14,448
Interest and other income	368	173	273	146	66
Total revenues	779,035	751,254	741,470	733,185	711,249

Expenses:
Interest	98,469	91,501	87,841	90,274	83,764
Depreciation and amortization	201,224	190,818	193,594	198,042	177,038
Property-level operating expenses:
Senior living	265,274	249,424	248,295	250,123	244,316
Medical office buildings	41,147	39,335	39,345	37,938	40,566
	306,421	288,759	287,640	288,061	284,882
Medical office building services costs	4,568	1,626	3,371	3,358	1,651
General, administrative and professional fees	29,466	31,306	32,866	30,349	28,659
Loss (gain) on extinguishment of debt, net	2,414	2,924	(259)	2,110	(189)
Merger-related expenses and deal costs	16,749	9,599	10,760	4,497	6,208
Other	15,229	4,863	5,229	5,407	4,353
Total expenses	674,540	621,396	621,042	622,098	586,366

Income before (loss) income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	104,495	129,858	120,428	111,087	124,883
(Loss) income from unconsolidated entities	(47)	348	248	(1,041)	110
Income tax benefit (expense)	1,887	(3,274)	(3,433)	(1,272)	2,780
Income from continuing operations	106,335	126,932	117,243	108,774	127,773
Discontinued operations	(259)	(255)	3,031	(115)	(9,174)
Gain on real estate dispositions	3,625	11,889	1,000	—	—
Net income	109,701	138,566	121,274	108,659	118,599
Net income attributable to noncontrolling interest	569	168	227	219	303
Net income attributable to common stockholders	$109,132	$138,398	$121,047	$108,440	$118,296

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.47	$0.40	$0.37	$0.43
Discontinued operations	(0.00)	(0.00)	0.01	(0.00)	(0.03)
Net income attributable to common stockholders	$0.37	$0.47	$0.41	$0.37	$0.40
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.47	$0.40	$0.37	$0.43
Discontinued operations	(0.00)	(0.00)	0.01	(0.00)	(0.03)
Net income attributable to common stockholders	$0.37	$0.47	$0.41	$0.37	$0.40

Weighted average shares used in computing earnings per common share:
Basic	294,030	293,988	293,875	293,674	292,818
Diluted	296,495	296,504	296,245	296,047	295,190

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2014 and 2013
(In thousands)
	2014	2013
Cash flows from operating activities:
Net income	$369,541	$346,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	587,176	569,325
Amortization of deferred revenue and lease intangibles, net	(14,775)	(11,159)
Other non-cash amortization	(616)	(13,376)
Stock-based compensation	16,792	15,010
Straight-lining of rental income, net	(29,644)	(21,165)
Loss (gain) on extinguishment of debt, net	5,079	(1,062)
Gain on real estate dispositions (including amounts in discontinued operations)	(17,726)	(2,241)
Gain on real estate loan investments	(249)	(3,598)
Gain on sale of marketable securities	—	(856)
Income tax expense (benefit)	4,420	(13,100)
(Income) loss from unconsolidated entities	(549)	707
Gain on re-measurement of equity interest upon acquisition, net	—	(1,241)
Other	13,599	6,133
Changes in operating assets and liabilities:
Increase in other assets	(3,306)	(28,132)
Increase in accrued interest	14,835	14,624
Decrease in accounts payable and other liabilities	(24,605)	(20,670)
Net cash provided by operating activities	919,972	835,429
Cash flows from investing activities:
Net investment in real estate property	(1,184,036)	(1,358,766)
Purchase of noncontrolling interest	(3,588)	(7,895)
Investment in loans receivable and other	(66,436)	(34,717)
Proceeds from real estate disposals	112,746	29,191
Proceeds from loans receivable	55,573	299,156
Purchase of marketable securities	(46,689)	—
Proceeds from sale or maturity of marketable securities	21,689	5,493
Funds held in escrow for future development expenditures	2,602	15,189
Development project expenditures	(71,375)	(74,707)
Capital expenditures	(56,235)	(50,634)
Other	(421)	(411)
Net cash used in investing activities	(1,236,170)	(1,178,101)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(153,684)	(92,586)
Proceeds from debt	2,007,707	1,766,844
Repayment of debt	(905,117)	(840,532)
Payment of deferred financing costs	(14,946)	(19,977)
Issuance of common stock, net	—	106,002
Cash distribution to common stockholders	(640,414)	(588,770)
Cash distribution to redeemable OP unitholders	(4,214)	(3,479)
Purchases of redeemable OP units	—	(317)
Contributions from noncontrolling interest	—	2,094
Distributions to noncontrolling interest	(6,760)	(7,614)
Other	(551)	7,830
Net cash provided by financing activities	282,021	329,495
Net decrease in cash and cash equivalents	(34,177)	(13,177)
Effect of foreign currency translation on cash and cash equivalents	3,956	(59)
Cash and cash equivalents at beginning of period	94,816	67,908
Cash and cash equivalents at end of period	$64,595	$54,672

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$353,995	$221,447
Other assets acquired	3,683	6,526
Debt assumed	228,150	183,848
Other liabilities	19,441	27,583
Deferred income tax liability	110,087	4,849
Noncontrolling interests	—	11,693

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2014 Quarters			2013 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$109,701	$138,566	$121,274	$108,659	$118,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	201,236	192,064	193,876	200,556	188,393
Amortization of deferred revenue and lease intangibles, net	(4,896)	(4,496)	(5,383)	(4,634)	(4,156)
Other non-cash amortization	2,312	(963)	(1,965)	(3,369)	(3,975)
Stock-based compensation	5,381	5,367	6,044	5,643	4,210
Straight-lining of rental income, net	(12,413)	(9,317)	(7,914)	(9,375)	(6,835)
Loss (gain) on extinguishment of debt, net	2,414	2,924	(259)	2,110	(189)
Gain on real estate dispositions (including amounts in discontinued operations)	(3,584)	(11,705)	(2,437)	(1,376)	(46)
Gain on real estate loan investments	(249)	—	—	(1,458)	(2,499)
Income tax (benefit) expense	(1,987)	2,974	3,433	1,272	(2,780)
Loss (income) from unconsolidated entities	47	(348)	(248)	1,041	(111)
Other	7,105	3,418	3,076	2,274	2,261
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(14,514)	4,967	6,241	27,442	(11,717)
Increase (decrease) in accrued interest	12,461	(4,379)	6,753	(7,818)	11,309
Increase (decrease) increase in accounts payable and other liabilities	21,256	(7,791)	(38,070)	38,359	35,277
Net cash provided by operating activities	324,270	311,281	284,421	359,326	327,741
Cash flows from investing activities:
Net investment in real estate property	(912,510)	(89,660)	(181,866)	(78,236)	(1,075,144)
Purchase of noncontrolling interest	—	(3,588)	—	(6,436)	(1,771)
Investment in loans receivable and other	(21,948)	(43,296)	(1,192)	(3,246)	(2,385)
Proceeds from real estate disposals	60,396	26,200	26,150	6,400	4,901
Proceeds from loans receivable	49,593	4,817	1,163	26,362	81,113
Purchase of marketable securities	—	(21,689)	(25,000)	—	—
Proceeds from sale or maturity of marketable securities	21,689	—	—	—	—
Funds held in escrow for future development expenditures	—	—	2,602	4,269	3,373
Development project expenditures	(26,952)	(20,475)	(23,948)	(21,034)	(26,423)
Capital expenditures	(20,709)	(19,392)	(16,134)	(30,980)	(18,175)
Other	(296)	—	(125)	(1,758)	—
Net cash used in investing activities	(850,737)	(167,083)	(218,350)	(104,659)	(1,034,511)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	46,267	(381,705)	181,754	(71,443)	188,340
Proceeds from debt	1,311,046	696,661	—	1,000,702	848,389
Repayment of debt	(632,391)	(204,953)	(67,773)	(951,960)	(155,014)
Payment of deferred financing costs	(8,100)	(6,679)	(167)	(11,300)	(6,980)
Issuance of common stock, net	—	—	—	35,341	23,618
Cash distribution to common stockholders	(213,462)	(213,479)	(213,473)	(213,353)	(196,540)
Cash distribution to redeemable OP unitholders	(1,452)	(1,360)	(1,402)	(1,561)	(1,166)
Purchases of redeemable OP units	—	—	—	(342)	(109)
Contributions from noncontrolling interest	—	—	—	301	—
Distributions to noncontrolling interest	(1,852)	(2,671)	(2,237)	(1,672)	(2,569)
Other	23	(2,215)	1,641	788	1,022
Net cash provided by (used in) financing activities	500,079	(116,401)	(101,657)	(214,499)	698,991
Net (decrease) increase in cash and cash equivalents	(26,388)	27,797	(35,586)	40,168	(7,779)
Effect of foreign currency translation on cash and cash equivalents	4,348	(953)	561	(24)	30
Cash and cash equivalents at beginning of period	86,635	59,791	94,816	54,672	62,421
Cash and cash equivalents at end of period	$64,595	$86,635	$59,791	$94,816	$54,672

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$299,713	$51,330	$2,952	$2,508	$131,427
Other assets acquired	2,049	1,634	—	109	3,964
Debt assumed	177,035	51,115	—	—	115,246
Other liabilities	15,766	723	2,952	2,285	17,090
Deferred income tax liability	108,961	1,126	—	332	3,055

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) Including and Excluding Non-Cash Items[1]
(Dollars in thousands, except per share amounts)

							Tentative Estimates
							Preliminary and		Midpoint
							Subject to Change		YOY
	2013			2014			FY2014 - Guidance		Growth
	Q3	Q4	FY	Q1	Q2	Q3	Low	High	'13-'14E
Net income attributable to common stockholders	$118,296	$108,440	$453,509	$121,047	$138,398	$109,132	$492,167	$500,163
Net income attributable to common stockholders per share	$0.40	$0.37	$1.54	$0.41	$0.47	$0.37	$1.66	$1.69

Adjustments:
Depreciation and amortization on real estate assets	175,591	196,520	716,412	192,043	189,219	199,617	780,255	775,255
Depreciation on real estate assets related to noncontrolling interest	(2,719)	(2,674)	(10,512)	(2,644)	(2,661)	(2,503)	(10,234)	(10,734)
Depreciation on real estate assets related to unconsolidated entities	1,634	1,641	6,543	1,494	1,495	1,471	6,210	5,710
Gain on re-measurement of equity interest upon acquisition, net	—	—	(1,241)	—	—	—	—	—
Gain on real estate dispositions	—	—	—	(1,000)	(11,889)	(3,625)	(16,514)	(16,514)
Discontinued operations:
Gain on real estate dispositions	(488)	(1,376)	(4,059)	(1,438)	(45)	41	(1,442)	(1,442)
Depreciation and amortization on real estate assets	11,354	2,514	47,806	281	1,247	12	1,540	1,540
Subtotal: FFO add-backs	185,372	196,625	754,949	188,736	177,366	195,013	759,815	753,815
Subtotal: FFO add-backs per share	$0.63	$0.66	$2.56	$0.64	$0.60	$0.66	$2.56	$2.54
FFO	$303,668	$305,065	$1,208,458	$309,783	$315,764	$304,145	$1,251,982	$1,253,978	4%
FFO per share	$1.03	$1.03	$4.09	$1.05	$1.07	$1.03	$4.22	$4.23	3%

Adjustments:
Change in fair value of financial instruments	—	424	449	(68)	109	4,595	4,886	4,386
Non-cash income tax (benefit) expense	(2,780)	1,272	(11,828)	3,433	2,974	(1,987)	3,000	2,400
(Gain) loss on extinguishment of debt, net	(189)	2,110	1,048	(810)	2,924	2,414	4,528	5,028
Merger-related expenses, deal costs and re-audit costs	6,209	4,497	21,560	10,761	9,602	23,401	51,264	58,764
Amortization of other intangibles	256	255	1,022	256	255	255	1,022	1,022
Subtotal: normalized FFO add-backs	3,496	8,558	12,251	13,572	15,864	28,678	64,700	71,600
Subtotal: normalized FFO add-backs per share	$0.01	$0.03	$0.04	$0.05	$0.05	$0.10	$0.22	$0.24
Normalized FFO	$307,164	$313,623	$1,220,709	$323,355	$331,628	$332,823	$1,316,682	$1,325,578	8%
Normalized FFO per share	$1.04	$1.06	$4.14	$1.09	$1.12	$1.12	$4.44	$4.47	8%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,156)	(4,634)	(15,793)	(5,383)	(4,496)	(4,896)	(18,359)	(19,359)
Other non-cash amortization, including fair market value of debt	(3,975)	(3,369)	(16,745)	(1,965)	(963)	2,312	(51)	(551)
Stock-based compensation	4,210	5,643	20,653	6,044	5,367	5,381	22,000	23,300
Straight-lining of rental income, net	(6,835)	(9,375)	(30,540)	(7,914)	(9,317)	(12,413)	(37,767)	(39,267)
Subtotal: non-cash items included in normalized FFO	(10,756)	(11,735)	(42,425)	(9,218)	(9,409)	(9,616)	(34,177)	(35,877)
Subtotal: non-cash items included in normalized FFO per share	$(0.04)	$(0.04)	$(0.14)	$(0.03)	$(0.03)	$(0.03)	$(0.12)	$(0.12)
Normalized FFO, excluding non-cash items	$296,408	$301,888	$1,178,284	$314,137	$322,219	$323,207	$1,282,505	$1,289,701	9%
Normalized FFO per share, excluding non-cash items	$1.00	$1.02	$3.99	$1.06	$1.09	$1.09	$4.32	$4.35	9%
Weighted average diluted shares	295,190	296,047	295,110	296,245	296,504	296,495	296,550	296,550

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO and normalized FFO to be appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review of the Company’s historical financial statements and related matters.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest, depreciation and merger-related expenses and deal costs of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2014, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities, merger-related expenses and deal costs, expenses related to the re-audit and re-review of our historical financial statements, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$109,132
Pro forma adjustments for current period investments, capital transactions and dispositions	(7,321)
Pro forma net income for the three months ended September 30, 2014	101,811
Add back:
Pro forma interest	103,739
Pro forma depreciation and amortization	212,072
Stock-based compensation	5,381
Gain on real estate dispositions	(3,584)
Loss on extinguishment of debt, net	2,414
Loss from unconsolidated entities	47
Noncontrolling interest	606
Income tax expense	337
Change in fair value of financial instruments	4,595
Other taxes	245
Pro forma merger-related expenses, deal costs and re-audit costs	21,109
Adjusted Pro Forma EBITDA	448,772
Adjusted Pro Forma EBITDA annualized	$1,795,088

As of September 30, 2014:
Debt	$10,469,106
Cash, adjusted for cash escrows pertaining to debt and debt related to assets held for sale	(46,753)
Net debt	$10,422,353

Net debt to Adjusted Pro Forma EBITDA	5.8	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION [1,2]
NOI by Segment
(In thousands)

	2014 Quarters			2013 Quarters
	Third	Second	First	Fourth	Third
Revenues

Triple-Net
Triple-Net Rental Income	$244,206	$242,726	$237,846	$232,873	$218,698

Medical Office Buildings
Medical Office - Stabilized	103,780	101,795	101,259	100,492	101,023
Medical Office - Lease up	6,767	6,839	7,324	7,529	7,213
Medical Office - Other	6,051	6,256	6,640	6,614	6,543
Total Medical Office Buildings - Rental Income	116,598	114,890	115,223	114,635	114,779
Total Rental Income	360,804	357,616	353,069	347,508	333,477

Medical Office Building Services Revenue	5,937	2,722	4,652	4,851	2,530
Total Medical Office Buildings - Revenue	122,535	117,612	119,875	119,486	117,309

Triple-Net Services Revenue	1,136	1,145	1,148	1,127	1,116
Non-Segment Services Revenue	500	500	500	500	500
Total Medical Office Building and Other Services Revenue	7,573	4,367	6,300	6,478	4,146

Seniors Housing Operating
Seniors Housing - Stabilized	385,511	363,618	361,404	360,064	355,294
Seniors Housing - Lease up	10,109	10,227	9,018	5,422	3,152
Seniors Housing - Other	627	628	639	643	666
Total Resident Fees and Services	396,247	374,473	371,061	366,129	359,112

Non-Segment Income from Loans and Investments	14,043	14,625	10,767	12,924	14,448
Total Revenues, excluding Interest and Other Income	778,667	751,081	741,197	733,039	711,183

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	34,807	33,641	33,545	32,296	34,646
Medical Office - Lease up	2,738	2,733	2,783	2,620	2,830
Medical Office - Other	3,602	2,961	3,017	3,022	3,090
Total Medical Office Buildings	41,147	39,335	39,345	37,938	40,566

Seniors Housing Operating
Seniors Housing - Stabilized	256,702	241,380	241,298	245,404	241,319
Seniors Housing - Lease up	7,972	7,473	6,420	4,145	2,392
Seniors Housing - Other	600	571	577	574	605
Total Seniors Housing	265,274	249,424	248,295	250,123	244,316
Total Property-Level Operating Expenses	306,421	288,759	287,640	288,061	284,882

Medical Office Building Services Costs	4,568	1,626	3,371	3,358	1,651

Net Operating Income

Triple-Net
Triple-Net Properties	244,206	242,726	237,846	232,873	218,698
Triple-Net Services Revenue	1,136	1,145	1,148	1,127	1,116
Total Triple-Net	245,342	243,871	238,994	234,000	219,814

Medical Office Buildings
Medical Office - Stabilized	68,973	68,154	67,714	68,196	66,377
Medical Office - Lease up	4,029	4,106	4,541	4,909	4,383
Medical Office - Other	2,449	3,295	3,623	3,592	3,453
Medical Office Buildings Services	1,369	1,096	1,281	1,493	879
Total Medical Office Buildings	76,820	76,651	77,159	78,190	75,092

Seniors Housing Operating
Seniors Housing - Stabilized	128,809	122,238	120,106	114,660	113,975
Seniors Housing - Lease up	2,137	2,754	2,598	1,277	760
Seniors Housing - Other	27	57	62	69	61
Total Seniors Housing	130,973	125,049	122,766	116,006	114,796
Non-Segment	14,543	15,125	11,267	13,424	14,948
Net Operating Income	$467,678	$460,696	$450,186	$441,620	$424,650

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.
[2] Amounts above are not restated for changes between categories from quarter to quarter.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Seniors Housing Operating Portfolio Local Currency NOI
	For the Three Months Ended
	September 30,
	2014	2013

Net Operating Income	$130,973	$114,796

Less:
NOI Related to Properties Classified as Held for Sale	27	60
Foreign Currency Adjustment	(1,213)	(254)
	(1,186)	(194)

Local Currency NOI as Reported	$132,159	$114,990

Percentage Increase		14.9%

Seniors Housing Operating Portfolio Same-Store Stable Local Currency NOI
	For the Three Months Ended
	September 30,
	2014	2013

Net Operating Income	$130,973	$114,796

Less:
NOI Not Included in Same-Store Stable	19,449	7,042
Foreign Currency Adjustment	(1,213)	(254)
	18,236	6,788

Same-Store Stable Local Currency NOI as Reported	$112,737	$108,008

Percentage Increase		4.4%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Seniors Housing Operating Portfolio Local Currency NOI
12 Stable Communities Located in Canada and Managed by Sunrise
	For the Three	For the Three
	Months Ended	Months Ended
	September 30, 2014	June 30, 2014

Net Operating Income	$130,973	$125,049

Less:
U.S. NOI and Canadian NOI Not Managed by Sunrise	125,183	119,158
Foreign Currency Adjustment	(1,213)	(533)
	123,970	118,625

Local Currency NOI - 12 Stable Communities Located in Canada and Managed by Sunrise	$7,003	$6,424

Percentage Increase		9.0%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Seniors Housing Operating Portfolio Local Currency NOI
12 Stable Communities Located in Canada and Managed by Sunrise
	For the Three Months Ended
	September 30,
	2014	2013

Net Operating Income	$130,973	$114,796

Less:
U.S. NOI and Canadian NOI Not Managed by Sunrise	125,183	108,246
Foreign Currency Adjustment	(1,213)	(254)
	123,970	107,992

Local Currency NOI - 12 Stable Communities Located in Canada and Managed by Sunrise	$7,003	$6,804

Percentage Increase		2.9%

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CONTACT:
Ventas, Inc.
Lori B. Wittman, (877) 4-VENTAS